Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Prometheus Biosciences, Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 19, 2021 (except for the “Reverse Stock Split” paragraph of Note 15, as to which the date is March 8, 2021), relating to the consolidated financial statements of Prometheus Biosciences, Inc. (the “Company”), which is included in the Company’s Registration Statement on Form S-1 (no. 333-253323), as amended.

/s/ BDO USA, LLP
San Diego, California
March 12, 2021